Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of BTCS, Inc. on Form S-8 of our report dated March 26, 2026, with respect to our audits of the financial statements of BTCS, Inc., as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, which report is included in this Annual Report on Form 10-K of BTCS, Inc., for the year ended December 31, 2025.

/s/ RBSM LLP

RBSM LLP

New York, NY

March 27, 2026